UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2004

Jacuzzi Brands, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14557	22-3568449
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 S. Flagler Drive, Phillips Point West Tower - 1100, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561.514.3838

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 2, 2004, our Board of Directors approved a succession plan pursuant to which we announced that President and Chief Operating Officer Donald C. Devine will become President and Chief Executive Officer of the Company, while David H. Clarke, the current Chairman and Chief Executive Officer, will retire and become Non-Executive Chairman of the Board. The appointments will be effective October 2, 2005, the beginning of our 2006 fiscal year.

On December 2, 2004, Sir Harry Solomon, a member of our board of directors, informed us that he has decided not to stand for reelection.

(c) Mr. Devine, 45, was appointed our President and Chief Operating Officer in April 2003. He had served as our President and Chief Executive Officer of our Jacuzzi Inc. business since June 2002. From 1998-2001, he was President and Chief Executive Officer of Kimble Glass Inc., the U.S. subsidiary of Germany's Gerresheimer Group. Prior to his tenure at Kimble Glass, Mr. Devine was a senior executive at Ivex Packaging Corporation, Gaylord Container Corporation, the James River Corporation and Packaging Corporation of America. Mr. Devine is a graduate of the United States Military Academy at West Point and the University of Virginia, Darden Business School, Executive Program. We will file an amendment to this filing containing the material terms of Mr. Clarke's transition agreement and Mr. Devine's employment agreement once these agreements are finalized and executed.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated December 2, 2004 announcing the retirement of David Clarke and the appointment of Donald Devine as his successor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacuzzi Brands, Inc.

December 8, 2004	By:	Steven C. Barre

Name: Steven C. Barre
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 2, 2004 announcing the retirement of David Clarke and the appointment of Donald Devine as his successor.